st
st nd
nd
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Transaction overview
Boise intends to complete a material refinancing to increase financial flexibility, extend its debt maturity profile, simplify its capital structure, and reduce total indebtedness
Cash on hand will be used together with proceeds from new debt to:
•
Repay $75 million of the 1  lien term loans at par
•
Repurchase 2  lien term loans at 113% of face value
•
Exercise the option to retire the $74.8 million of seller's note at 70% of face value
In conjunction, Boise will seek to modify financial covenants to:
•
Implement a new net 1  lien debt leverage covenant
•
Change total net debt leverage covenant levels
To implement the refinancing and associated changes to its financial covenants,
Boise is required to receive simple majority vote of both the 1 and the 2  lien lenders
Pro forma for the transaction, Boise is expected to have at least $275 million of liquidity
Exhibit 99.1

1
2
3
4
5
6
Sources and uses and capitalization
Sources & Uses ($ millions) Pro forma capitalization table ($ millions)
1 Estimated cash balance at 9/30/09
2 Total available capacity of $226 million, net of outstanding letters of credit of $24 million
3 Option exists to pay the greater of prime + 250 bps and Fed funds + 300 bps, or L + 350 bps subject to a 4% floor
4 Option exists to pay the greater of prime + 600 bps and Fed funds + 650 bps, or L + 700 bps subject to a floor of
5.5%
5 Based on 84.48 million shares outstanding and 9/29/09 closing price per share of $5.31
6 LTM EBITDA represents covenant EBITDA
1 Not adjusted for OID, if any
2 2nd lien pre-paid at 113% of par
3 Seller's note redeemed at 70% of par
Sources Amount
Cash $180
New unsecured debt 250
Total $430
Uses Amount
Pre-pay TLA $26
Pre-pay TLB 49
Pre-pay 2nd lien 295
Repay seller's note
50
Fees and expenses 10
Total $430
($m) 6/30/2009 Pro forma
Cash, cash equivalents & short term investments $235 - $245 $55 - $65
$250.0m RC facility due 2013
0 0
Term Loan A due 2013
238 212
Term Loan B due 2014
457 407
Total first lien debt
$694 $619
Second lien Term Loan due 2015
261 0
CTC deferred acquisition costs
2 2
Total secured debt
$957 $621
15.75% PIK seller's notes due 2015
72 0
New unsecured debt 0 250
Total debt $1,029 $871
Market value of equity
449 449
Total capitalization
$1,477 $1,319
LTM 6/30/09 EBITDA
$338 $338
First lien debt/EBITDA
2.05x 1.83x
Total secured debt/EBITDA
2.83x 1.84x
Total debt/EBITDA 3.04x 2.58x

1
EBITDA sensitivity analysis
1 In millions, based on estimated 2009 prices, costs, and volumes
Category EBITDA Impact +/-
+/- $10 Office Price 8
+/- $10 Printing and Converting Price 2
+/- $10 Specialty Price 2
+/- $10 Newsprint 2
+/- $10 Linerboard 6
+/- $1 Corrugated Product Price 6
+/- 1% Change in Fiber Costs 4
+/- 1% Change in Chemical Costs 2
+/- $1/mmBTU Change in Natural Gas Price 12

Excess cash flow – proposal
Boise's solid operating performance, along with cash received from alternative fuel tax credits, has resulted in robust liquidity for the
Company
•
As of September 30, 2009, Boise had total estimated liquidity of $461 to
$471 million consisting of between $235 to $245 million of cash and $226 million available under the revolving credit facility
Tax credits earned are included in EBITDA and therefore impact covenant and excess cash flow sweep calculations
Leverage Ratio Current ECF% Proposed 2009 ECF%
>3.0x 75% 75%
3.0x > 2.5x 50% 50%
2.5x > 2.0x 25% 50%
<2.0x 0% 50%

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Summary of first lien amendment request
Increase 2009 Excess Cash Flow sweep from 25% (expected) to 50%
New mandatory prepayment of $75 million of 1 lien term loan
Change leverage financial covenants as follows:
•
Add net 1   lien leverage ratio of 3.25x
•
Change total net debt leverage ratio to be 4.75x through maturity
Permit up to $300 million of new unsecured debt
•
Proceeds to be used, in conjunction with cash on hand, to tender for 2 lien term loan at 113% of face value and exercise the option to retire the $74.8 million of seller's note at 70% of face value
Permit unsecured debt incurrence of up to 4.25x (calculated with alternative fuel tax credit netted from EBITDA)
Permit prepayments of junior debt with the Company’s portion of Excess
Cash Flow, subject to a 1 lien leverage ratio test of 2.0x
Upfront fee: 25 bps to consenting lenders

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Summary of second lien amendment request
Repurchase consenting lenders’ 2   lien term loans at 113% of face value
Change leverage financial covenants as follows:
•
Change total net debt leverage ratio levels to be 5.00x through maturity
Permit up to $300 million of new unsecured debt
•
Proceeds to be used, in conjunction with cash on hand, to tender for 2 lien term loan at 113% of face value and exercise the option to retire the $74.8 million of seller's note at 70% of face value
Permit prepayments of junior debt with the Company’s portion of Excess
Cash Flow

The following table reconciles segment EBITDA to segment adjusted EBITDA for the years ended
December 31, 2004, 2005, 2006, 2007, 2008; and the 12 months ended June 30, 2009.
Reconciliation of EBITDA and adjusted EBITDA
$286 $169 $246 $210 $169 $130 Total EBITDA
(3) (3) – – – – Gain on pension plan freeze
2 – – – – – Alternative fuel tax credit
– 3 – – – 1 Transaction-related inventory valuation adjustments
(20) – – – – – Alternative fuel tax credit
(57) – – – – – Alternative fuel tax credit
– – 4 – – – Wallula startup costs
– 7 – – – 11 Transaction-related inventory valuation adjustments
$178
(26)
–
–
(26)
63
5
11
–
–
–
46
141
20
–
–
–
$110
2004
$183
(5)
–
–
(5)
75
–
14
–
–
–
61
113
–
–
–
–
$113
2005
$231
(13)
3
(4)
(12)
99
–
–
3
–
–
96
145
–
4
15
–
$126
2006
$255
(14)
–
(4)
(10)
79
–
–
1
–
–
78
190
–
–
8
–
$178
2007
– 21 DeRidder outage
– – Pro forma benefits of CTC acquisition
– – Mill closures and write-downs
$247
(21)
–
–
(18)
92
–
1
5
62
176
–
6
38
$125
2008
– Gain on changes in retiree healthcare programs
5 Hurricane losses
8 Noncash mark-to-market hedge expense
42 St. Helens mill restructuring
– Pro forma adjustments for MDP LBO
(20) EBITDA
– Special project costs
2 Noncash mark-to-market hedge expense
– Pro forma adjustments for MDP LBO
204 Adjusted EBITDA
82
Adjusted EBITDA
By Segment ($ million) 6/30/09 LTM
Paper
EBITDA $210
Packaging
EBITDA 95
Corporate and Other
Adjusted EBITDA (21)
Total Adjusted EBITDA $265
Note: Some totals may not foot exactly due to rounding; amounts shown include impact of alternative fuel tax credits of $75 million for 6/30/09 LTM

The following table reconciles net income to EBITDA and EBITDA to covenant EBITDA for the 12 months ended June 30, 2009.
Reconciliation of net income and EBITDA and
covenant EBITDA
(3) Gain on pension plan freeze
29 St. Helens restructuring
4 Restricted stock expense
10 Noncash mark-to-market hedge expense
20 Income tax provision
98 Interest expense
129 Depreciation, amortization, and depletion
3 Foreign exchange loss
286 EBITDA
Total Boise ($ million) 6/30/09 LTM
Net income $39
Severance costs 9
Covenant EBITDA $338
Note: Some totals may not foot exactly due to rounding